UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2016

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (405) 235-4546

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On October 14, 2016, LSB Industries, Inc. (the “Company”) redeemed all of its outstanding $50,000,000 in aggregate principal amount of 12.0% Senior Secured Notes due 2019 (the “12.0% Notes”) at a redemption price of 106% of the principal amount, plus accrued and unpaid interest to the redemption date (the “12.0% Notes Redemption”). In connection with the 12.0% Notes Redemption, the agreement that governs the 12.0% Notes, the Note Purchase Agreement, dated November 9, 2015, by and among the Company, the guarantors party thereto and LSB Funding LLC, was terminated.

Item 8.01	Other Events.

On October 14, 2016, the Company redeemed $50,000,000 in aggregate principal amount of the Company’s 7.75% Senior Secured Notes due 2019 (the “7.75% Notes”) at a redemption price of 103.875% of the principal amount, plus accrued and unpaid interest to the redemption date (the “7.75% Notes Redemption”). As previously disclosed, effective immediately after the 7.75% Notes Redemption, the interest rate with respect to all remaining outstanding 7.75% Notes was increased to 8.50% per annum, with retroactive effect to August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2016

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer